One Helen of Troy Plaza
El Paso, TX 79912
Ph: 915-225-8000
Fax: 915-225-8001

immediate release

HELEN OF TROY LIMITED ANNOUNCES
ELECTION OF THREE NEW INDEPENDENT BOARD
MEMBERS AT ANNUAL SHAREHOLDER MEETING

     EL PASO, Texas Sept. 1 — Helen of Troy Limited (NASDAQ, NM: HELE) designer, developer and worldwide marketer of brand-name personal care and household consumer products, today announced the election of three new board members at its annual shareholder meeting held on August 31, 2004 in El Paso, Texas.

     Joining the board will be Timothy F. Meeker of Wilmington, North Carolina, James C. Swaim of Fort Worth, Texas and Darren G. Woody of El Paso, Texas.

     Timothy F. Meeker, is President and principal of Meeker and Associates, a management consulting firm in the consumer products industry. Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002. From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

     James C. Swaim, is a business and financial consultant since 2003. Previously Mr. Swaim served as Senior Vice President and principal accounting officer for Security Capital Group Incorporated, an international real estate operating and investment management company, as well as Executive Vice President and Chief Financial Officer of Farah Incorporated, an international apparel company. He also served on the Board of Directors of Farah Incorporated.

     Darren G. Woody, is President and Chief Executive Officer of C.F. Jordan L.P., an international construction company, which has offices throughout the Southwest and Hawaii and has been in this capacity, since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott and Woody P.C.

     Gerald J. Rubin, Chairman, Chief Executive Officer and President, stated, “We are very pleased to welcome our new independent directors to our Board. These three individuals have a total of 85 years of combined business experience in the areas of marketing, finance, accounting, business organization and law. Their extensive knowledge and expertise in both the consumer products and business arenas will greatly benefit our Company. We look forward to their contributions to the continued success of Helen of Troy.”

     Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden and automotive categories. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., and Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned brands include OXO®, Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Dazey®, Caruso®, Karina®, DCNL™, Nandi ™, Isobel™, and WaveRage®. The Company also markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® trademarks to the professional beauty salon industry.

     This press release may contain certain forward-looking statements, which are subject to change. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates,” “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers to not place undue reliance on forward-looking statements. The actual results may differ materially from those described in any forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended February 29, 2004, and the Form 10-Q dated May 31, 2004.